UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 18, 2026

__________________________
Lifetime Brands, Inc.
(Exact Name of Registrant as Specified in Its Charter)
__________________________

Delaware	0-19254	11-2682486
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Stewart Avenue, Garden City, New York 11530
(Address of Principal Executive Offices) (Zip Code)
516-683-6000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
__________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	LCUT	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the annual meeting of stockholders of Lifetime Brands, Inc. (the “Company”) held on June 18, 2026 (the “Annual Meeting”), the Company’s stockholders approved an amendment and restatement of the Company’s Amended and Restated 2000 Long-Term Incentive Plan (as amended and restated, the “Plan”) (see Item 5.07 below). The purpose of the Plan is to provide a means to attract, retain, motivate and reward selected directors, officers, employees, consultants and certain service providers of the Company and its affiliates and to increase their ownership interests in the Company. The types of awards that may be granted under the Plan include stock options, stock appreciation rights, restricted stock, deferred stock, stock grants and certain other awards. Under the Plan, the Company will reserve for issuance 10,717,500 shares of the Company’s common stock, $0.01 par value (the “Common Stock”), subject to adjustment as provided in the Plan. It is not possible to determine specific amounts and types of awards that may be granted to eligible participants under the Plan (as amended and restated) subsequent to the Annual Meeting because the grant and payment of such awards is subject to the discretion of the Compensation Committee of the Company’s Board of Directors (the “Board”).

This summary of the Plan is qualified in its entirety by reference to the full text of the Plan, which is filed as Appendix B to the Company's Definitive Proxy Statement on Schedule 14A filed on April 24, 2026 (the “Proxy Statement”), which is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders voted on the following matters, which are described in detail in the Proxy Statement: (i) to elect nine (9) directors to serve on the Company’s Board until the 2027 Annual Meeting of Stockholders or until their successors are duly elected and qualified (“Proposal 1”); (ii) to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2026 (“Proposal 2”); (iii) to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers (“Proposal 3”); and (iv) to approve an amendment and restatement of the Plan (“Proposal 4”).

Set forth below are the final voting results with respect to each of the proposals acted upon at the Annual Meeting.

Proposal 1

The Company’s stockholders elected each of the following nine (9) nominees unanimously recommended by the Board, each of whom were named in the Proxy Statement, to serve on the Board to hold office until the 2027 Annual Meeting of Stockholders or until their successors are duly elected and qualified, based on the following votes:

	FOR	WITHHELD	ABSTAIN	BROKER NON-VOTES
Jeffrey Siegel	13,617,253	2,515,911	1,234	4,529,514
Robert B. Kay	15,051,616	1,081,549	1,233	4,529,514
Jeffrey H. Evans	15,057,303	1,075,862	1,233	4,529,514
Rachael A. Jarosh	15,028,730	1,105,195	473	4,529,514
Cherrie Nanninga	14,002,619	2,131,306	473	4,529,514
Bruce G. Pollack	14,620,592	1,512,573	1,233	4,529,514
Michael J. Regan	14,040,509	2,092,656	1,233	4,529,514
Michael Schnabel	15,027,990	1,105,175	1,233	4,529,514
Daniel Siegel	14,995,177	1,137,988	1,233	4,529,514

Proposal 2
The Company’s stockholders voted to ratify the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, based on the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

20,397,055	157,901	108,956	0

Proposal 3
The Company’s stockholders voted to approve, on an advisory, non-binding basis, the 2025 compensation of the Company’s named executive officers, based on the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

15,747,252	65,124	322,022	4,529,514

Proposal 4
The Plan, as described above under Item 5.02 of this Current Report on Form 8-K, was approved based on the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

15,771,536	353,659	9,203	4,529,514

Item 7.01 Regulation FD Disclosure.

On June 22, 2026, the Company issued a press release announcing the results of the votes cast at the Annual Meeting and the declaration of a quarterly cash dividend of $0.0425 per share payable on August 14, 2026 to stockholders of record as of the close of business on July 31, 2026 (the “Press Release”). The Press Release is attached to this Current Report on Form 8-K as Exhibit 99.1. The information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
See the Exhibit Index below, which is incorporated by reference herein.

EXHIBIT INDEX

99.1    Press release issued by Lifetime Brands, Inc. on June 22, 2026, announcing the results of the 2026 Annual
Meeting and the declaration of a quarterly cash dividend.

104    The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lifetime Brands, Inc.

By:	/s/ Laurence Winoker
Laurence Winoker Executive Vice President – Treasurer and Chief Financial Officer
Date: June 22, 2026